1 Q3 2021 October 26, 2021 Earnings Presentation Bob Biesterfeld, CEO Mike Zechmeister, CFO Chuck Ives, Director of IR

2 Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; changes in relationships with existing contracted truck, rail, ocean, and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to successfully integrate the operations of acquired companies with our historic operations; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with operations outside of the United States; risks associated with the potential impact of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel price increases or decreases, or fuel shortages; cyber-security related risks; the impact of war on the economy; changes to our capital structure; risks related to the elimination of LIBOR; changes due to catastrophic events including pandemics such as COVID-19; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

3 Tech-plus strategy with best-in-class solutions delivered through a global network of experts that you can rely on • Technology built by and for supply chain experts—proven, tailored, market-leading solutions that drive better outcomes • A diversified, global suite of services—we can reliably meet all of your logistics services and technology needs today and in the future • An information advantage delivering smarter solutions, through our data, scale and experience • Delivered through people you can rely on as an extension of your team

Diversified, global suite of logistics services

Q3 2021
Total Revenue Mix


7%
32%
61%

Q3 2021 Adjusted
Gross Profit Mix


9%
37%
54%

- NAST
- GF
- All Other & Corporate

North American Surface Transportation (NAST)

- Largest network of truckload and LTL carriers in North America
- Industry-leading technology to automate the entire shipment lifecycle and provide better end-to-end visibility
- Full suite of services including dry van, drop trailer, flatbed, temperature controlled, common carrier, consolidation, drayage, expedited, last mile & parcel

Global Forwarding (GF)

- #1 Non-Vessel Operating Common Carrier (NVOCC) in the Transpacific Eastbound trade lane
- Top 5 NVOCC within the global ocean carrier portfolio
- Fast, reliable air freight services at all major hubs around the world

All Other & Corporate

- Robinson Fresh - Providing cold chain solutions and a full line of high-quality fruits and vegetables to retailers and foodservice companies
- Managed Services (TMC) - Outsourced logistics combining global TMS technology with logistics experts
- Other Surface Transportation – Presence in 12 European countries

C.H. ROBINSON

4

5 • NAST Truckload volume growth continues • Sixth consecutive quarter of year-over-year growth in Global Forwarding results • Digital investments are delivering differentiated value and unlocking growth • Capacity-constrained environment expected to continue into 2022 Q3 2021 Key Highlights Record quarterly financial results

6 Company Highlights 6

Results Q3 2021

$ in thousands, except per share amounts	Three Months Ended September 30 2021	2020	% CHANGE	Nine Months Ended September 30 2021	2020	% CHANGE
Total Revenues	$6,263,695	$4,224,800	48.3 %	$16,600,290	$11,657,654	42.4 %
Total Adjusted Gross Profits[1]	$844,192	$589,273	43.3 %	$2,295,748	$1,771,679	29.6 %
Adjusted Gross Profit Margin %	13.5 %	13.9 %	(40 bps)	13.8 %	15.2 %	(140 bps)
Personnel Expenses	$399,880	$302,904	32.0 %	$1,123,616	$933,607	20.4 %
Selling, General, and Admin	$133,543	$118,130	13.0 %	$377,430	$371,606	1.6 %
Income from Operations	$310,769	$168,239	84.7 %	$794,702	$466,466	70.4 %
Adjusted Operating Margin %	36.8 %	28.6 %	820 bps	34.6 %	26.3 %	830 bps
Depreciation and Amortization	$22,406	$26,916	(16.8)%	$68,621	$77,067	(11.0)%
Net Income	$247,053	$136,529	81.0 %	$614,147	$358,614	71.3 %
Earnings Per Share (Diluted)	$1.85	$1.00	85.0 %	$4.56	$2.63	73.4 %
Average Headcount	15,968	14,904	7.1 %	15,482	15,177	2.0 %

- Increase in adjusted gross profits driven by higher volume and higher profit per transaction across our primary services
- Increase in personnel expenses driven primarily by higher incentive compensation costs that are aligned with our expected 2021 results and the impact of short-term, pandemic-driven, cost reductions in Q3 of 2020

(1) *Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers.*

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Q3 2021 NAST Results by Service

Truckload, LTL and Other

Adjusted Gross Profits[1] *($ in thousands)*	Three Months Ended September 30		
	2021	2020	% Change
Truckload	$309,787	$226,992	36.5 %
LTL	$131,166	$117,602	11.5 %
Other	$19,196	$23,349	(17.8)%
Total Adjusted Gross Profits	**$460,149**	**$367,943**	**25.1 %**
Adjusted Gross Profit Margin %	*12.1 %*	*12.6 %*	*(50 bps)*

- Truckload volume up 4.5% and volume per business day increased in each month of the quarter[2]
- Truckload AGP per load increased 30.0% due to a higher AGP per load on both contractual and transactional volume[2]
- LTL volume up 1.0% and AGP per order increased 10.5%[2]
- 340,000 fully automated truckload bookings
- Added 9,500 new carriers in the quarter

(1) *Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers.*

(2) *Growth rates are rounded to the nearest 0.5 percent.*

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9 • 60% / 40% truckload contractual to transactional volume mix, consistent with Q3 last year • Average routing guide depth of 1.7 in Managed Services business vs. 1.6 in Q3 last year Truckload Price and Cost Change(1)(2)(3) Yo Y % C ha ng e in P ric e an d C os t YoY Price Change YoY Cost Change 2016 2017 2018 2019 2020 2021 -20% -10% 0% 10% 20% 30% 40% 50% Truckload Q3 Volume(2)(4) +4.5% Pricing(1)(2)(3) +27.0% Cost(1)(2)(3) +26.0% Adjusted Gross Profit(4) +36.5% (1) Price and cost change represents YoY change for North America truckload shipments across all segments. (2) Growth rates are rounded to the nearest 0.5 percent. (3) Pricing and cost measures exclude fuel surcharges and costs. (4) Truckload volume and adjusted gross profit growth represents YoY change for NAST truckload.

10 Technology Advancements & Transformation Efforts Providing Meaningful Efficiencies Beginning of Increased Tech Investment Beginning of Increased Tech Investment (1) 2020 metrics based on average full-time equivalents rather than average headcount, due to the impact of furloughed employees in 2020. Average full-time equivalents excludes furloughed employees and accounts for employees with reduced work hours.

11 Q3 2021 NAST Operating Income • Improved operating income due to 25.1% increase in AGP • Operating expenses increased 26.8%, primarily due to higher incentive compensation and the impact of short- term, pandemic-driven, cost reductions in Q3 of 2020 • Average headcount increased 0.9% Operating Income Adjusted Operating Margin % Q3 2020 Q3 2021 (90 bps) 21.6% $122.5M $149.0M 33.3% 32.4% Q3 2020 Q3 2021

12 ITEM MEDICAL/SURGICAL MASK NON-MEDICAL MASK Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Lorem ipsum dolor Q3 2021 Global Forwarding Results by Service Ocean, Air, Customs and Other Adjusted Gross Profits(1) ($ in thousands) Three Months Ended September 30 2021 2020 % Change Ocean $214,824 $88,878 141.7 % Air $59,621 $33,836 76.2 % Customs $25,468 $22,463 13.4 % Other $10,985 $12,480 (12.0) % Total Adjusted Gross Profits $310,898 $157,657 97.2 % Adjusted Gross Profit Margin % 15.7% 19.0% (330 bps) • Continuing to add new commercial relationships with strategic, multi-national customers • Benefiting from investments we have made in technology, data and analytics & our global network (1) Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. (2) Growth rates are rounded to the nearest 0.5 percent. • Ocean AGP increased due to a 116.5% increase in profit per shipment and a 12.0% increase in shipments(2) • Ocean market impacted by strong demand and capacity shortages • Air AGP increased due to a 50.5% increase in metric tons shipped and a 17.0% increase in profit per metric ton shipped(2) • Air market impacted by strong demand, and air cargo capacity continues to be strained • Customs AGP increased due to a 10.5% increase in transaction volume(2)

13 Q3 2021 Global Forwarding Operating Income • Improved operating income due to 97.2% increase in AGP • Operating expenses increased 30.9%, primarily due to higher personnel expenses driven by incentive compensation and additional headcount, as well as technology investments, partially offset by lower amortization • 12.2% increase in average headcount Operating Income Adjusted Operating Margin % Q3 2020 Q3 2021 29.4% 53.1%2,370 bps Q3 2020 Q3 2021 $46.3M $165.2M 256.7%

Q3 2021 All Other and Corporate Results

Robinson Fresh, Managed Services and Other Surface Transportation

Adjusted Gross Profits[1] ($ in thousands)	Three Months Ended September 30		
	2021	2020	% Change
Robinson Fresh	$26,651	$24,449	9.0%
Managed Services	$26,720	$24,060	11.1%
Other Surface Transportation	$19,774	$15,164	30.4%
Total	**$73,145**	**$63,673**	**14.9%**

Robinson Fresh

- Increase in profit per case and a 2.5% increase in case volume[2]

Managed Services

- 12.5% increase in transaction volume
- Total freight under management up 28.5% to $1.6B in Q3[2]

Other Surface Transportation

- 31.6% increase in Europe truckload AGP, with the acquisition of Combinex Holding B.V. contributing 13.5 percentage points of growth

(1) *Adjusted gross profit is a non-GAAP financial measure. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers.*

(2) *Growth rates are rounded to the nearest 0.5 percent.*

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15 Q3 2021 Cash Flow and Capital Distribution • $95.1 million increase in cash flow driven primarily by an improvement in net income, partially offset by an increase in operating working capital • $22.7 million in capital expenditures • Expect 2021 capital expenditures to be $70 million - $80 million Cash Flow from Operations Capital Distribution • $237.2 million returned to shareholders • $69.2 million in cash dividends • $168.0 million in share repurchases ◦ 1.86 million shares repurchased at an average price of $90.58 per share Q3 2020 Q3 2021 Q3 2020 Q3 2021 ($73.5)M $(168.6)M 56% $71.9M $237.2M 230% Cash Dividends Share Repurchases

Q3 2021 Balance Sheet

$ in thousands	September 30, 2021	September 30, 2020	% CHANGE
Accounts Receivable, Net[1]	$4,138,542	$2,534,357	63.3%
Accounts Payable[2]	$2,183,343	$1,416,495	54.1%
Net Operating Working Capital[3]	**$1,955,199**	**$1,117,862**	**74.9%**

- Increases in accounts receivable were driven primarily by increases in total revenues and a mix shift associated with higher revenue growth in Global Forwarding, where days sales outstanding are approximately double that of our NAST business.
  - Quality of receivables remains high
- Increases in accounts payable driven primarily by increases in total cost of purchased transportation
- Over the long term, we expect our net operating working capital to grow at a slower rate than our AGP

(1) Accounts receivable amount includes contract assets, net of allowance for credit loss.
(2) Accounts payable amount includes outstanding checks and accrued transportation expense.
(3) Net operating working capital is defined as net accounts receivable less accounts payable.

C.H. ROBINSON 16

17 Appendix

18 Q3 2021 Transportation Results(1) Three Months Ended September 30 Nine Months Ended September 30 Transportation ($ in thousands) 2021 2020 % Change 2021 2020 % Change Total Revenues $5,999,901 $3,944,981 52.1% $15,800,576 $10,835,710 45.8% Total Adjusted Gross Profits(2) $819,511 $566,330 44.7% $2,219,596 $1,694,356 31.0% Adjusted Gross Profit Margin % 13.7% 14.4% (70 bps) 14.0% 15.6% (160 bps) Transportation Adjusted Gross Profit Margin % 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Q1 16.9% 16.3% 15.3% 16.8% 19.7% 17.3% 16.4% 18.6% 15.3% 14.9% Q2 14.9% 15.4% 16.0% 17.5% 19.3% 16.2% 16.2% 18.3% 17.5% 13.8% Q3 15.6% 15.0% 16.2% 18.4% 17.6% 16.4% 16.6% 16.9% 14.4% 13.7% Q4 15.8% 15.1% 15.9% 19.0% 17.2% 16.6% 17.7% 15.6% 14.3% Total 15.8% 15.4% 15.9% 17.9% 18.4% 16.6% 16.7% 17.3% 15.3% (1) Includes results across all segments. (2) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

19 Q3 2021 NAST Results Three Months Ended September 30 Nine Months Ended September 30 $ in thousands 2021 2020 % Change 2021 2020 % Change Total Revenues $3,814,988 $2,923,842 30.5% $10,611,892 $8,222,879 29.1% Total Adjusted Gross Profits(1) $460,149 $367,943 25.1% $1,317,853 $1,120,277 17.6% Adjusted Gross Profit Margin % 12.1% 12.6% (50 bps) 12.4% 13.6% (120 bps) Income from Operations $149,035 $122,526 21.6% $436,911 $357,898 22.1% Adjusted Operating Margin % 32.4% 33.3% (90 bps) 33.2% 31.9% 130 bps Depreciation and Amortization $6,620 $7,095 (6.7%) $19,779 $19,550 1.2% Total Assets $3,437,461 $3,041,974 13.0% $3,437,461 $3,041,974 13.0% Average Headcount 6,764 6,702 0.9% 6,650 6,870 (3.2%) (1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

20 Q3 2021 Global Forwarding Results Three Months Ended September 30 Nine Months Ended September 30 $ in thousands 2021 2020 % Change 2021 2020 % Change Total Revenues $1,978,901 $831,957 137.9% $4,585,734 $2,070,161 121.5% Total Adjusted Gross Profits(1) $310,898 $157,657 97.2% $763,952 $448,931 70.2% Adjusted Gross Profit Margin % 15.7% 19.0% (330 bps) 16.7% 21.7% (500 bps) Income from Operations $165,155 $46,299 256.7% $363,956 $117,033 211.0% Adjusted Operating Margin % 53.1% 29.4% 2,370 bps 47.6% 26.1% 2,150 bps Depreciation and Amortization $5,427 $9,385 (42.2%) $17,352 $27,740 (37.4%) Total Assets $2,438,106 $1,148,118 112.4% $2,438,106 $1,148,118 112.4% Average Headcount 5,167 4,607 12.2% 4,951 4,716 5.0% (1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

21 Q3 2021 All Other and Corporate Results Three Months Ended September 30 Nine Months Ended September 30 $ in thousands 2021 2020 % Change 2021 2020 % Change Total Revenues $469,806 $469,001 0.2% $1,402,664 $1,364,614 2.8% Total Adjusted Gross Profits(1) $73,145 $63,673 14.9% $213,943 $202,471 5.7% Income from Operations ($3,421) ($586) NM ($6,165) ($8,465) NM Depreciation and Amortization $10,359 $10,436 (0.7%) $31,490 $29,777 5.8% Total Assets $727,039 $884,746 (17.8%) $727,039 $884,746 (17.8%) Average Headcount 4,037 3,595 12.3% 3,881 3,591 8.1% (1) Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Non-GAAP Reconciliations

Our adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. Adjusted gross profit margin is calculated as adjusted gross profit divided by total revenues. We believe adjusted gross profit and adjusted gross profit margin are useful measures of our ability to source, add value, and sell services and products that are provided by third parties, and we consider adjusted gross profit to be a primary performance measurement. The reconciliation of gross profit to adjusted gross profit and gross profit margin to adjusted gross profit margin are presented below (in thousands):

	Three Months Ended September 30				Nine Months Ended September 30			
	2021		2020		2021		2020	
Revenues:								
Transportation	$ 5,999,901		$ 3,944,981		$ 15,800,576		$ 10,835,710	
Sourcing	263,794		279,819		799,714		821,944	
Total Revenues	6,263,695		4,224,800		16,600,290		11,657,654	
Costs and expenses:								
Purchased transportation and related services	5,180,390		3,378,651		13,580,980		9,141,354	
Purchased products sourced for resale	239,113		256,876		723,562		744,621	
Direct internally developed software amortization	5,152		4,388		14,601		12,124	
Total direct costs	5,424,655		3,639,915		14,319,143		9,898,099	
Gross profit & Gross profit margin	**839,040**	**13.4 %**	**584,885**	**13.8 %**	**2,281,147**	**13.7 %**	**1,759,555**	**15.1 %**
Plus: Direct internally developed software amortization	5,152		4,388		14,601		12,124	
Adjusted gross profit / Adjusted gross profit margin	**844,192**	**13.5 %**	**589,273**	**13.9 %**	**2,295,748**	**13.8 %**	**1,771,679**	**15.2 %**

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23 Non-GAAP Reconciliations Three Months Ended September 30 Nine Months Ended September 30 2021 2020 2021 2020 Total Revenues $ 6,263,695 $ 4,224,800 $ 16,600,290 $ 11,657,654 Operating income 310,769 168,239 794,702 466,466 Operating margin 5.0% 4.0% 4.8% 4.0 % Adjusted gross profit $ 844,192 $ 589,273 $ 2,295,748 $ 1,771,679 Operating income 310,769 168,239 794,702 466,466 Adjusted operating margin 36.8% 28.6% 34.6% 26.3 % Our adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by adjusted gross profit. We believe adjusted operating margin is a useful measure of our profitability in comparison to our adjusted gross profit which we consider a primary performance metric as discussed above. The reconciliation of operating margin to adjusted operating margin is presented below (in thousands):

24 Thank you